Exhibit 99.1

April 7, 2020

Franklin Financial Services Corporation Announces Change of Location of Annual Meeting of Shareholders to be Held on April 28, 2020

(CHAMBERSBURG, PA) Franklin Financial Services Corporation (NASDAQ: FRAF) ( “Franklin Financial”), the parent bank holding company of F&M Trust announced today that due to the emerging public health impact of the coronavirus (COVID-19) pandemic, the location of the Franklin Financial’s annual meeting of shareholders has been changed and will be held in a virtual meeting format only.

As previously announced, the annual meeting will be held on Tuesday, April 28, 2020 at 9:00 a.m., local time. Further information regarding this change to the location of the annual meeting can be found in the updated notice of meeting filed by Franklin Financial with the Securities and Exchange Commission on April 7, 2020.

Franklin Financial is the largest independent, locally owned and operated bank holding company headquartered in Franklin County with assets of more than $1.3 billion. Its wholly-owned subsidiary, F&M Trust, has twenty-two community banking locations in Franklin, Cumberland, Fulton and Huntingdon Counties. Franklin Financial stock is trading on the Nasdaq Stock Market under the symbol FRAF. Please visit our website for more information, www.franklinfin.com.

This news release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results of Franklin Financial to be materially different from future results expressed or implied by such forward-looking statements.

These forward-looking statements can be identified by use of terminology such as “expect”, “plan”, “anticipate”, “believe”, “estimate”, and similar words that are intended to identify such forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections about the Franklin Financial, the financial services industry, and the economy.

The Private Securities Reform Act of 1995 provides safe harbor in the event the projected future operations are not met. There are a number of future factors such as changes in fiscal or monetary policy, or changes in the economic climate that will influence Franklin Financial’s future operations. These factors are difficult to predict with regard to how likely and to what degree or significance that they would occur. Actual results may differ materially from what may have been forecasted in the forward-looking statements. We are not obligated to publicly update any forward-looking statements to reflect the effects of subsequent events.